NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS THIRD QUARTER FISCAL 2021 FINANCIAL RESULTS

•Q3 Revenue of $7.8 Billion Increased 0.8% as Reported and Decreased 1.0% Organically
•Q3 GAAP Diluted EPS of $0.94; Q3 Non-GAAP Diluted EPS of $1.29

DUBLIN – Feb. 23, 2021 – Medtronic plc (NYSE:MDT) today announced financial results for its third quarter of fiscal year 2021, which ended January 29, 2021.

The company reported third quarter worldwide revenue of $7.775 billion, an increase of 0.8 percent as reported and a decrease of 1.0 percent on an organic basis, which adjusts for the $136 million benefit of foreign currency translation. Unless otherwise stated, all revenue growth rates in this press release are stated on an organic basis, which adjusts for the impact of foreign currency translation. There were no acquisitions made in the last year that had a significant impact on the company’s or any individual segment’s third quarter revenue growth.

As reported, third quarter GAAP net income and diluted earnings per share (EPS) were $1.270 billion and $0.94, respectively. As detailed in the financial schedules included through the link at the end of this release, third quarter non-GAAP net income and non-GAAP diluted EPS were $1.753 billion and $1.29, respectively, both decreases of 10 percent. Adjusting for the negative 6 cent impact from foreign currency, third quarter non-GAAP diluted EPS decreased 6 percent.

Third quarter U.S. revenue of $3.939 billion represented 51 percent of company revenue and decreased 2 percent. Non-U.S. developed market revenue of $2.522 billion represented 32 percent of company revenue and increased 6 percent as reported and was flat organic. Emerging Markets revenue of $1.314 billion represented 17 percent of company revenue and was flat as reported and increased 1 percent organic.

“Our Q3 results reflect that our business is well on the way to returning to growth, with sequential improvements in both revenue and earnings, despite the impact of the COVID resurgence on procedure volumes in late December and January. We’re outperforming our end markets, as new products are driving share gains in an increasing number of our businesses,” said Geoff Martha, Medtronic chairman and chief executive officer. “Looking ahead, we’re positioning ourselves for long-term success as we implement our new operating model and execute on a number of large opportunities to win share and create and disrupt big markets.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic, Peripheral & Venous (APV) divisions. CVG third quarter revenue of $2.707 billion decreased 4.0 percent as reported and 5.9 percent organic. CVG’s revenue reflected the impact of the COVID-19 resurgence on procedure volumes in the third quarter in late December and January. CVG’s organic performance reflected mid-single digit declines in CRHF, high-single digit declines in CSH, and mid-single digit declines in APV.

•Cardiac Rhythm & Heart Failure third quarter revenue of $1.371 billion decreased 1.6 percent as reported and decreased 3.7 percent organic. Arrhythmia Management revenue declined in the mid-single digits. This included mid-sixties growth globally and mid-seventies growth in the United States in Leadless Pacemakers, on the continued global adoption of the company’s Micra™ transcatheter pacing systems. Heart Failure declined low-single digits, as low-single digit declines in Cardiac Resynchronization Therapy Pacemakers (CRT-Ps)

and mid-twenties declines in Left Ventricular Assist Devices (LVADs) were partially offset by low-single digit growth in cardiac resynchronization therapy defibrillators (CRT-Ds) from the recent launch of Cobalt™ and Crome™.

•Coronary & Structural Heart third quarter revenue of $873 million decreased 7.9 percent as reported and 9.5 percent organic, reflecting low-double digit declines in drug-eluting stents (DES). The company experienced a continued impact to DES sales in China as a result of the national tender announcement in mid-October. While transcatheter aortic valves (TAVR) declined mid-single digits versus the prior year, the company estimates it gained share sequentially.

•Aortic, Peripheral & Venous third quarter revenue of $463 million decreased 3.1 percent as reported and 5.0 percent organic. Aortic declined in the low-single digits, Peripheral declined in the mid-single digits, and Venous declined in the low-double digits. Sales of the company’s IN.PACT™ drug-coated balloons increased high-single digits.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG third quarter revenue of $2.313 billion increased 6.3 percent as reported and 4.6 percent organic. MITG’s revenue reflected the increased demand for COVID-19 related diagnostics and therapies, offset by the impact of the COVID-19 resurgence on procedure volumes in late December and January. RGR’s mid-twenties organic growth was partially offset by SI’s mid-single digit organic decline.

•Surgical Innovations third quarter revenue of $1.423 billion decreased 3.5 percent as reported and 5.3 percent organic. Advanced Surgical declined mid-single digits and General Surgery declined in the high-single digits, both reflecting the deceleration of worldwide surgical procedure recovery due to the resurgence of the COVID-19 pandemic.

•Respiratory, Gastrointestinal & Renal third quarter revenue of $890 million increased 26.8 percent as reported and 25.4 organic. Respiratory Interventions increased mid-seventies organic, with sales of ventilators increasing nearly three-fold to meet global demand as a result of the COVID-19 pandemic. Patient Monitoring increased in the low-double digits on strength of the company’s Nellcor™ pulse oximetry products.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Cranial and Spinal Technologies, Specialty Therapies, and Neuromodulation divisions. RTG third quarter revenue of $2.126 billion increased 0.7 percent as reported and decreased 0.8 percent organic. RTG’s revenue reflected the impact of the COVID-19 resurgence on procedure volumes in the third quarter in late December and January, partially offset by growth from new products. RTG’s organic performance this quarter included mid-single-digit declines in Cranial and Spinal Technologies and low-single digit organic growth in Specialty Therapies and Neuromodulation.

•Cranial and Spinal Technologies third quarter revenue of $1.081 billion decreased 3.2 percent as reported and 4.5 percent organic, including mid-single digit declines in Spine and low-single digit declines in Enabling Technology. The company had solid sales of capital equipment in the U.S., with sales growth in Mazor™ robotics, O-arm™ imaging, and Midas-Rex™ powered surgical instruments.

•Specialty Therapies third quarter revenue of $618 million increased 5.1 percent as reported and 3.2 percent organic. Neurovascular increased in the mid-single digits and Pelvic Health increased in the mid-teens, partially offset by mid-single digit declines in ENT.

•Neuromodulation third quarter revenue of $426 million increased 4.9 percent as reported and 3.4 percent organic, with new products driving low-single digit growth in Pain Therapies and mid-single digit growth in DBS.

Diabetes Group
Diabetes Group third quarter revenue of $630 million increased 3.3 percent as reported and 0.8 percent organic. Diabetes Group revenue performance reflected mid-single digit growth in durable pumps and CGM due to the launch of MiniMed™ 780G in international markets and the MiniMed™ 770G launch in the U.S.

Guidance
Given the uncertainty on near-term financial results caused by the COVID-19 pandemic, the company is not providing formal annual or quarterly financial guidance at this time.

Webcast Information
Medtronic will host a webcast today, February 23, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at news.medtronic.com. Medtronic will be live tweeting during the webcast on its Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Medtronic plans to report its fiscal year 2021 fourth quarter results on May 27, 2021, and its fiscal year 2022 first, second, and third quarter results on August 24, 2021, November 23, 2021, and February 22, 2022, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules
To view the third quarter financial schedules and non-GAAP reconciliations, click here. To view the third quarter earnings presentation, click here. Both documents can also be accessed by visiting news.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies – alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to the impact COVID-19 has had and is expected to continue to have on our business, operations and production, as well as demand for our offerings, and on our employees, medical professional and healthcare system, communities in which we operate, and our financial results and condition, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing, decreasing or remaining flat are in comparison to the third quarter of fiscal year 2020.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.
-end-
View Third Quarter Financial Schedules & Non-GAAP Reconciliations
View Third Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	THIRD QUARTER						THIRD QUARTER YEAR-TO-DATE(2)
	REPORTED				CONSTANT CURRENCY		REPORTED				CONSTANT CURRENCY
(in millions)	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth
Cardiac & Vascular Group	$2,707	$2,819	(4.0)%	$53	$2,654	(5.9)%	$7,865	$8,464	(7.1)%	$40	$7,825	(7.5)%
Cardiac Rhythm & Heart Failure	1,371	1,393	(1.6)	29	1,342	(3.7)	4,045	4,201	(3.7)	30	4,015	(4.4)
Coronary & Structural Heart	873	948	(7.9)	15	858	(9.5)	2,484	2,844	(12.7)	4	2,480	(12.8)
Aortic, Peripheral, & Venous	463	478	(3.1)	9	454	(5.0)	1,336	1,420	(5.9)	6	1,330	(6.3)
Minimally Invasive Therapies Group	2,313	2,176	6.3	37	2,276	4.6	6,399	6,418	(0.3)	11	6,388	(0.5)
Surgical Innovations	1,423	1,474	(3.5)	27	1,396	(5.3)	3,896	4,345	(10.3)	12	3,884	(10.6)
Respiratory, Gastrointestinal, & Renal	890	702	26.8	10	880	25.4	2,502	2,073	20.7	(1)	2,503	20.7
Restorative Therapies Group(3)	2,126	2,111	0.7	31	2,095	(0.8)	5,900	6,235	(5.4)	27	5,873	(5.8)
Cranial & Spinal Technologies	1,081	1,117	(3.2)	14	1,067	(4.5)	3,096	3,284	(5.7)	12	3,084	(6.1)
Specialty Therapies	618	588	5.1	11	607	3.2	1,653	1,726	(4.2)	8	1,645	(4.7)
Neuromodulation	426	406	4.9	6	420	3.4	1,152	1,224	(5.9)	6	1,146	(6.4)
Diabetes Group	630	610	3.3	15	615	0.8	1,766	1,798	(1.8)	12	1,754	(2.4)
TOTAL	$7,775	$7,717	0.8%	$136	$7,639	(1.0)%	$21,929	$22,916	(4.3)%	$90	$21,839	(4.7)%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) Fiscal year 2021 is a 53-week fiscal year, with the extra week occurring in the first fiscal month of the first quarter and included in reported third quarter year-to-date results. While it is difficult to calculate the impact of the extra week, the Company estimates the extra week benefited third quarter year-to-date constant currency growth by approximately $360 to $390 million. Third quarter year-to-date revenue also includes $15 million of inorganic revenue related to the Titan Spine acquisition, which is included in the reported results of the Cranial & Spinal Technologies division of the Restorative Therapies Group. When excluding the impact of currency, inorganic Titan Spine revenue, and the estimated impact of the extra week, third quarter year-to-date revenue for fiscal year 2021 declined approximately 6 percent organic.
(3) In the first quarter of fiscal year 2021, the Company realigned its divisions within the Restorative Therapies Group. As a result, fiscal year 2020 results have been recast to adjust for this realignment.
(4) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	THIRD QUARTER			THIRD QUARTER YEAR-TO-DATE
	REPORTED			REPORTED
(in millions)	FY21	FY20	Growth	FY21	FY20	Growth
Cardiac & Vascular Group	$1,272	$1,366	(6.9)%	$3,854	$4,182	(7.8)%
Cardiac Rhythm & Heart Failure	701	739	(5.1)	2,132	2,253	(5.4)
Coronary & Structural Heart	335	370	(9.5)	998	1,149	(13.1)
Aortic, Peripheral, & Venous	236	257	(8.2)	724	780	(7.2)
Minimally Invasive Therapies Group	959	934	2.7	2,677	2,769	(3.3)
Surgical Innovations	538	587	(8.3)	1,498	1,744	(14.1)
Respiratory, Gastrointestinal, & Renal	421	346	21.7	1,179	1,025	15.0
Restorative Therapies Group(3)	1,401	1,409	(0.6)	3,934	4,187	(6.0)
Cranial & Spinal Technologies	756	790	(4.3)	2,218	2,333	(4.9)
Specialty Therapies	353	350	0.9	940	1,036	(9.3)
Neuromodulation	293	270	8.5	776	818	(5.1)
Diabetes Group	307	312	(1.6)	879	930	(5.5)
TOTAL	$3,939	$4,021	(2.0)%	$11,344	$12,068	(6.0)%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) In the first quarter of fiscal year 2021, the Company realigned its divisions within the Restorative Therapies Group. As a result, fiscal year 2020 results have been recast to adjust for this realignment.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	THIRD QUARTER						THIRD QUARTER YEAR-TO-DATE(3)
	REPORTED				CONSTANT CURRENCY		REPORTED				CONSTANT CURRENCY
(in millions)	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth	FY21	FY20	Growth	Currency Impact(4)	FY21	Growth
U.S.	$1,272	$1,366	(6.9)%	$—	$1,272	(6.9)%	$3,854	$4,182	(7.8)%	$—	$3,854	(7.8)%
Non-U.S. Developed	941	915	2.8	57	884	(3.4)	2,739	2,735	0.1	83	2,656	(2.9)
Emerging Markets	493	538	(8.4)	(4)	497	(7.6)	1,271	1,547	(17.8)	(43)	1,314	(15.1)
Cardiac & Vascular Group	2,707	2,819	(4.0)	53	2,654	(5.9)	7,865	8,464	(7.1)	40	7,825	(7.5)
U.S.	959	934	2.7	—	959	2.7	2,677	2,769	(3.3)	—	2,677	(3.3)
Non-U.S. Developed	868	791	9.7	49	819	3.5	2,425	2,364	2.6	69	2,356	(0.3)
Emerging Markets	486	451	7.8	(12)	498	10.4	1,297	1,285	0.9	(59)	1,356	5.5
Minimally Invasive Therapies Group	2,313	2,176	6.3	37	2,276	4.6	6,399	6,418	(0.3)	11	6,388	(0.5)
U.S.	1,401	1,409	(0.6)	—	1,401	(0.6)	3,934	4,187	(6.0)	—	3,934	(6.0)
Non-U.S. Developed	444	436	1.8	26	418	(4.1)	1,246	1,278	(2.5)	37	1,209	(5.4)
Emerging Markets	280	266	5.3	5	275	3.4	720	770	(6.5)	(10)	730	(5.2)
Restorative Therapies Group	2,126	2,111	0.7	31	2,095	(0.8)	5,900	6,235	(5.4)	27	5,873	(5.8)
U.S.	307	312	(1.6)	—	307	(1.6)	879	930	(5.5)	—	879	(5.5)
Non-U.S. Developed	268	236	13.6	18	250	5.9	733	693	5.8	23	710	2.5
Emerging Markets	55	63	(12.7)	(3)	58	(7.9)	154	176	(12.5)	(11)	165	(6.3)
Diabetes Group	630	610	3.3	15	615	0.8	1,766	1,798	(1.8)	12	1,754	(2.4)
U.S.	3,939	4,021	(2.0)	—	3,939	(2.0)	11,344	12,068	(6.0)	—	11,344	(6.0)
Non-U.S. Developed	2,522	2,377	6.1	149	2,373	(0.2)	7,143	7,069	1.0	213	6,930	(2.0)
Emerging Markets	1,314	1,318	(0.3)	(14)	1,328	0.8	3,443	3,778	(8.9)	(123)	3,566	(5.6)
TOTAL	$7,775	$7,717	0.8%	$136	$7,639	(1.0)%	$21,929	$22,916	(4.3)%	$90	$21,839	(4.7)%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) Fiscal year 2021 is a 53-week fiscal year, with the extra week occurring in the first fiscal month of the first quarter and included in reported third quarter year-to-date results. While it is difficult to calculate the impact of the extra week, the Company estimates the extra week benefited third quarter year-to-date constant currency growth by approximately $360 to $390 million. Third quarter year-to-date revenue also includes $15 million of inorganic revenue related to the Titan Spine acquisition, which is included in the reported results of the Cranial & Spinal Technologies division of the Restorative Therapies Group. When excluding the impact of currency, inorganic Titan Spine revenue, and the estimated impact of the extra week, third quarter year-to-date revenue for fiscal year 2021 declined approximately 6 percent organic.
(4) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
(in millions, except per share data)	January 29, 2021	January 24, 2020	January 29, 2021	January 24, 2020
Net sales	$7,775	$7,717	$21,929	$22,916
Costs and expenses:
Cost of products sold	2,621	2,400	7,830	7,160
Research and development expense	601	573	1,861	1,763
Selling, general, and administrative expense	2,537	2,587	7,553	7,750
Amortization of intangible assets	453	436	1,337	1,317
Restructuring charges, net	83	13	235	87
Certain litigation charges, net	122	108	118	276
Other operating expense (income), net	82	(39)	116	88
Operating profit	1,277	1,639	2,879	4,475
Other non-operating income, net	(86)	(96)	(233)	(305)
Interest expense	143	156	783	930
Income before income taxes	1,220	1,579	2,329	3,850
Income tax provision (benefit)	(59)	(340)	65	(317)
Net income	1,279	1,919	2,264	4,167
Net income attributable to noncontrolling interests	(9)	(4)	(18)	(24)
Net income attributable to Medtronic	$1,270	$1,915	$2,246	$4,143
Basic earnings per share	$0.94	$1.43	$1.67	$3.09
Diluted earnings per share	$0.94	$1.42	$1.66	$3.07
Basic weighted average shares outstanding	1,346.4	1,340.5	1,344.2	1,340.7
Diluted weighted average shares outstanding	1,356.0	1,351.5	1,352.7	1,351.6

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 29, 2021
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,775	$2,621	66.3%	$1,277	16.4%	$1,220	$1,270	$0.94	(4.8)%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(36)	0.5	160	2.1	160	117	0.09	26.9
Acquisition-related items (3)	—	(5)	0.1	35	0.5	35	32	0.02	8.6
Certain litigation charges	—	—	—	122	1.6	122	101	0.07	17.2
(Gain)/loss on minority investments (4)	—	—	—	—	—	(18)	(15)	(0.01)	16.7
Medical device regulations (5)	—	(11)	0.1	21	0.3	21	17	0.01	19.0
Amortization of intangible assets	—	—	—	453	5.8	453	380	0.28	16.1
Certain tax adjustments, net (6)	—	—	—	—	—	—	(150)	(0.11)	—
Non-GAAP	$7,775	$2,569	67.0%	$2,068	26.6%	$1,993	$1,753	$1.29	11.7%
Currency impact	(136)	(80)	0.4	93	1.7			0.06
Currency Adjusted	$7,639	$2,490	67.4%	$2,160	28.3%			$1.35

	Three months ended January 24, 2020
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,717	$2,400	68.9%	$1,639	21.2%	$1,579	$1,915	$1.42	(21.5)%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(50)	0.6	97	1.3	97	81	0.06	16.5
Acquisition-related items (7)	—	(2)	—	28	0.4	28	25	0.02	10.7
Certain litigation charges	—	—	—	108	1.4	108	107	0.08	0.9
Medical device regulations (5)	—	(6)	0.1	13	0.2	13	11	0.01	15.4
Amortization of intangible assets	—	—	—	436	5.6	436	368	0.27	15.6
Certain tax adjustments, net (8)	—	—	—	—	—	—	(558)	(0.41)	—
Non-GAAP	$7,717	$2,342	69.7%	$2,321	30.1%	$2,261	$1,949	$1.44	13.6%

See description of non-GAAP financial measures at the end of the earnings press release.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(6)The net benefit primarily relates to the finalization of an audit at the IRS Appellate level for fiscal years 2012 through 2014 and the capitalization of certain research and development costs for U.S. income tax purposes, which are partially offset by the impact of an intercompany sale of assets and the amortization of previously established deferred tax assets from intercompany intellectual property transactions.

(7)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(8)The benefit relates to the release of a valuation allowance on certain net operating losses.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended January 29, 2021
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$21,929	$7,830	64.3%	$2,879	13.1%	$2,329	$2,246	$1.66	2.8%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(95)	0.4	466	2.1	466	358	0.26	23.2
Acquisition-related items (3)	—	(10)	—	(33)	(0.2)	(33)	(11)	(0.01)	66.7
Certain litigation charges	—	—	—	118	0.5	118	95	0.07	19.5
(Gain)/loss on minority investments (4)	—	—	—	—	—	(28)	(23)	(0.02)	17.9
IPR&D charges (5)	—	—	—	20	0.1	20	16	0.01	20.0
Medical device regulations (6)	—	(32)	0.1	58	0.3	58	48	0.04	17.2
Amortization of intangible assets	—	—	—	1,337	6.1	1,337	1,123	0.83	16.0
Debt tender premium and other charges (7)	—	—	—	—	—	308	248	0.18	19.5
Certain tax adjustments, net (8)	—	—	—	—	—	—	(130)	(0.10)	—
Non-GAAP	$21,929	$7,694	64.9%	$4,845	22.1%	$4,576	$3,969	$2.93	13.0%
Currency impact	(90)	(87)	0.3	229	1.1			0.14
Currency Adjusted	$21,839	$7,606	65.2%	$5,074	23.2%			$3.07

	Nine months ended January 24, 2020
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$22,916	$7,160	68.8%	$4,475	19.5%	$3,850	$4,143	$3.07	(8.2)%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(117)	0.5	315	1.4	315	268	0.20	14.9
Acquisition-related items (9)	—	(2)	—	74	0.3	74	65	0.05	12.2
Certain litigation charges	—	—	—	276	1.2	276	243	0.18	12.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	(11)	(9)	(0.01)	18.2
Debt tender premium and other charges (10)	—	—	—	(7)	—	406	320	0.24	21.2
Medical device regulations (6)	—	(13)	0.1	31	0.1	31	27	0.02	12.9
Exit of businesses (11)	—	—	—	41	0.2	41	35	0.03	14.6
Contribution to Medtronic Foundation	—	—	—	80	0.3	80	62	0.05	22.5
Amortization of intangible assets	—	—	—	1,317	5.7	1,317	1,114	0.82	15.4
Certain tax adjustments, net (12)	—	—	—	—	—	—	(839)	(0.62)	—
Non-GAAP	$22,916	$7,028	69.3%	$6,602	28.8%	$6,379	$5,429	$4.02	14.5%

See description of non-GAAP financial measures contained in this release.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and a change in amounts accrued for certain contingent liabilities for recent acquisitions.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

(5)The charges relate to certain license payments for unapproved technology.
(6)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(7)The charges relate to the early redemption of approximately $6.0 billion of debt.
(8)The net benefit primarily relates to the finalization of an audit at the IRS Appellate level for fiscal years 2012 through 2014 and the capitalization of certain research and development costs for U.S. income tax purposes, which are partially offset by the impact of an intercompany sale of assets and the amortization of previously established deferred tax assets from intercompany intellectual property transactions.
(9)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in fair value of contingent consideration.
(10)The charges, which include $413 million recognized in interest expense and ($7 million) recognized in other operating expense (income), net, primarily relate to the early redemption of approximately $5.2 billion of debt.
(11)The net charges relate to the exit of businesses and are primarily comprised of intangible asset impairments.
(12)The net benefit primarily relates to the release of a valuation allowance on certain net operating losses and the impact of tax reform in Switzerland and the United States.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 29, 2021
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,775	$2,537	32.6%	$601	7.7%	$82	1.1%	$(86)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(40)	(0.5)	—	—	—	—	—
Acquisition-related items (3)	—	(1)	—	—	—	(29)	(0.4)	—
Medical device regulations (4)	—	(1)	—	(9)	(0.1)	—	—	—
Gain/(loss) on minority investments (5)	—	—	—	—	—	—	—	18
Non-GAAP	$7,775	$2,494	32.1%	$591	7.6%	$52	0.7%	$(68)
Currency impact	(136)	(42)	—	(4)	0.1	(102)	(1.4)	—
Currency Adjusted	$7,639	$2,452	32.1%	$587	7.7%	$(50)	(0.7)%	$(68)

See description of non-GAAP financial measures at the end of the earnings press release.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended January 29, 2021
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$21,929	$7,553	34.4%	$1,861	8.5%	$116	0.5%	$(233)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(137)	(0.6)	—	—	—	—	—
Acquisition-related items (3)	—	(2)	—	—	—	46	0.2	—
IPR&D charges (4)	—	—	—	—	—	(20)	(0.1)	—
Medical device regulations (5)	—	(2)	—	(25)	(0.1)	—	—	—
Gain/(loss) on minority investments (6)	—	—	—	—	—	—	—	28
Non-GAAP	$21,929	$7,412	33.8%	$1,836	8.4%	$142	0.6%	$(205)
Currency impact	(90)	(25)	—	(5)	—	(202)	(0.9)	—
Currency Adjusted	$21,839	$7,387	33.8%	$1,831	8.4%	$(60)	(0.3)%	$(205)
See description of non-GAAP financial measures at the end of the earnings press release.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and a change in amounts accrued for certain contingent liabilities for recent acquisitions.
(4)The charges relate to certain license payments for unapproved technology.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(6)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended	Three months ended	Three months ended	Fiscal year	Fiscal year
(in millions)	January 29, 2021	January 29, 2021	January 24, 2020	2020	2019
Net cash provided by operating activities	$4,495	$2,356	$2,407	$7,234	$7,007
Additions to property, plant, and equipment	(978)	(363)	(293)	(1,213)	(1,134)
Free Cash Flow (2)	$3,517	$1,993	$2,114	$6,021	$5,873
See description of non-GAAP financial measures at the end of the earnings press release.

(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	January 29, 2021	April 24, 2020
ASSETS
Current assets:
Cash and cash equivalents	$5,077	$4,140
Investments	9,562	6,808
Accounts receivable, less allowances and credit losses of $277 and $208, respectively	5,215	4,645
Inventories, net	4,508	4,229
Other current assets	1,986	2,209
Total current assets	26,347	22,031
Property, plant, and equipment	12,398	11,644
Accumulated depreciation	(7,375)	(6,816)
Property, plant, and equipment, net	5,023	4,828
Goodwill	42,141	39,841
Other intangible assets, net	18,240	19,063
Tax assets	3,310	2,832
Other assets	2,208	2,094
Total assets	$97,270	$90,689
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$3,821	$2,776
Accounts payable	1,816	1,996
Accrued compensation	2,495	2,099
Accrued income taxes	403	502
Other accrued expenses	3,999	2,993
Total current liabilities	12,534	10,366
Long-term debt	26,502	22,021
Accrued compensation and retirement benefits	2,042	1,910
Accrued income taxes	2,263	2,682
Deferred tax liabilities	1,232	1,174
Other liabilities	1,768	1,664
Total liabilities	46,342	39,817
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,347,470,889 and 1,341,074,724 shares issued and outstanding, respectively	—	—
Additional paid-in capital	26,665	26,165
Retained earnings	28,015	28,132
Accumulated other comprehensive loss	(3,922)	(3,560)
Total shareholders’ equity	50,758	50,737
Noncontrolling interests	170	135
Total equity	50,928	50,872
Total liabilities and equity	$97,270	$90,689

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in millions)	January 29, 2021	January 24, 2020
Operating Activities:
Net income	$2,264	$4,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,018	1,991
Provision for doubtful accounts	103	67
Deferred income taxes	(208)	(793)
Stock-based compensation	275	235
Loss on debt extinguishment	308	406
Other, net	161	140
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(450)	(119)
Inventories, net	(75)	(346)
Accounts payable and accrued liabilities	529	103
Other operating assets and liabilities	(430)	(67)
Net cash provided by operating activities	4,495	5,784
Investing Activities:
Acquisitions, net of cash acquired	(976)	(199)
Additions to property, plant, and equipment	(978)	(877)
Purchases of investments	(9,448)	(8,249)
Sales and maturities of investments	6,753	5,791
Other investing activities	(136)	(34)
Net cash used in investing activities	(4,785)	(3,568)
Financing Activities:
Change in current debt obligations, net	(311)	17
Proceeds from short-term borrowings (maturities greater than 90 days)	2,789	—
Issuance of long-term debt	7,172	5,568
Payments on long-term debt	(6,451)	(5,606)
Dividends to shareholders	(2,339)	(2,170)
Issuance of ordinary shares	314	585
Repurchase of ordinary shares	(77)	(1,208)
Other financing activities	(104)	(74)
Net cash provided by (used in) financing activities	993	(2,888)
Effect of exchange rate changes on cash and cash equivalents	234	(12)
Net change in cash and cash equivalents	937	(684)
Cash and cash equivalents at beginning of period	4,140	4,393
Cash and cash equivalents at end of period	$5,077	$3,709

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$813	$639
Interest	334	348

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.